AMENDMENT NO. 2 TO EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT	CONFIDENTIAL

Exhibit 10.5

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

AMENDMENT NO. 2 TO THE

EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT

by and between

CureVac AG (formerly CureVac GmbH), a German limited liability company with offices at Paul-Ehrlich-Str. 15, 72076 Tübingen, Germany ("CureVac"), and

Boehringer Ingelheim International GmbH, a German limited liability company with offices at Binger Straße 173, 55216 Ingelheim am Rhein, Germany ("BI").

WHEREAS, the Parties entered into that certain Exclusive Collaboration and License Agreement effective as of August 21, 2014 (the "Original Agreement"), as amended by the first amendment effective as of June 30, 2015 (the "Amendment No. 1") (the Original Agreement, as amended by Amendment No. 1, the "Agreement");

WHEREAS, the Parties wish to exchange the target product profiles described in the Agreement due to changes in the NSCLC treatment landscape and subsequent adaptation in the development strategy;

WHEREAS, the Parties wish to clarify certain matters relating to the Development of CV9202;

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Definitions. Terms defined in this Amendment No. 2 are used with those meanings in this Amendment No. 2. Terms not defined in this Amendment No. 2 are used with the meanings as defined in the Agreement.

2.	Diligence. Section 4.2.3 of the Agreement is hereby replaced in its entirety as follows:

"Provided that CureVac has delivered to BI or BI’s CRO the following amounts of Clinical Trial supply

[*****]

BI shall initiate the clinical development with CV9202 in combination with a checkpoint inhibitor [*****] (the "Checkpoint Inhibitor Vaccine") in a Phase 1/11 Clinical Trial in stage IV NSCLC (other than a Clinical Trial sponsored by LICR) and not terminate or halt the Nonclinical and Clinical Development unless there are substantial and reasonable technical, safety, efficacy and/or regulatory reasons for doing so, and details of such technical safety, efficacy and/or regulatory have been notified to CureVac in writing through the JSC.”

3.	CV9202 Development Plan. The Parties agree that Exhibit 4.2 to the Agreement is hereby replaced in its entirety by Exhibit 4.2 attached to this Amendment No. 2. For clarity, no decision or confirmation by the JSC is required for this amendment of the CV9202 Development Plan. However, the JSC is entitled to review, validate, modify, update and amend the amended CV9202 Development Plan, as set forth in Article 8 of the Agreement.

AMENDMENT NO. 2 TO EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT	CONFIDENTIAL

4.	Development and Regulatory Milestone Payments for the First Indication. Section 7.3.1 of the Agreement is hereby replaced in its entirety as follows:

"Development and Regulatory Milestone Payments for the First Indication (on the Effective Date expected to be [*****]

[*****]

Provided, however, that if BI suspends the Development of the Checkpoint Inhibitor Vaccine and/or the Chemo-Radiation Vaccine and replaces such TPP by another TPP, the applicable above milestone payments under (a) to (e) shall be payable for the other TPP replacing the replaced TPP. For the avoidance of doubt, milestone payments already paid for the Development of a TPP prior to suspension shall not be payable for the other TPP replacing the replaced TPP.

5.	Commercial Supply Waiver. The deadline set forth in Section 6.2(b) of the Agreement until which CureVac has the right to waive its right and obligation to Manufacture all Licensed Vaccines for the Commercialization of the Licensed Products (the "Commercial Supply Waiver") by notifying BI of such waiver in writing on or before [*****] is hereby extended until [*****] CureVac shall use Commercially Reasonable Efforts to provide sufficient funds and personnel resources to be allocated for (i) the construction and qualification of a [*****] pilot plant in CureVac’s current site (GMP III) and (ii) the construction and qualification of the new [*****] plant (GMP IV).

AMENDMENT NO. 2 TO EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT	CONFIDENTIAL

6.	Commercial Supply Agreement. The deadline set forth in Section 6.2 of the Agreement until which the Parties shall negotiate in good faith commercially reasonable terms and conditions of a commercial supply agreement and conclude such commercial supply agreement in accordance with the terms and conditions of the binding term sheet attached to the Agreement as Exhibit 6.2B, unless CureVac is providing timely notice of waiver as set forth in Section 6.2(b) of the Agreement, is hereby extended until [*****] Such supply agreement shall include that CureVac shall reserve manufacturing slots for a total amount of [*****] mRNA in the years [*****] ([*****] for initial market supplies.

7.	mRNA Manufacturing Information. To enable BI to prepare for a potential future GMP Manufacturing of Licensed Vaccines by a BI Affiliate or a Permitted Third Party CMO (as defined in Section 6.3.2 of the Agreement), CureVac shall provide the required (i.e., required for the aforementioned purpose), transparent and up-to-date information to BI regarding its mRNA Manufacturing technology for the Licensed Vaccines, including: CureVac shall (i) deliver to BI, on or before [*****], the documents, information and data set forth in Exhibit 6.2C to this Amendment No. 2, (ii) provide to BI on a Calendar Quarterly basis updates with respect to changes to its mRNA Manufacturing technology (if any), and (iii) make reasonably available at no cost to BI 4 FTE for one day per Calendar Quarter (i.e., with further FTE days to be reimbursed to CureVac) for BI’s questions with respect to the mRNA Manufacturing technology and to obtain a response to those questions in a reasonable timely manner; provided, however, that any further support, including site visits and trainings will be compensated at the FTE Rate. Further, BI will reimburse CureVac’s reasonable out of pocket expenses with respect to such visits and trainings. In the event CureVac does not exercise the Commercial Supply Waiver within the prescribed time and achieves all milestone events set forth under Section 6.3.1(b) of the Agreement, then, upon CureVac’s request, BI shall return or destroy, as instructed by CureVac, all Confidential Information of CureVac set forth above and confirm such return or destruction in writing to CureVac, save that BI may retain copies of such CureVac’s Confidential Information as set forth in Section 10.5 of the Agreement.

8.	Confidentiality. Section 4.3 sentence 9 of the Agreement ("In addition to the obligations under Section 10 below, BI shall ensure that such CMC Development- and/or Manufacturing-related documentation, data and reports are not circulated within BI’s and BI’s Affiliates’ organizations except as required for the purposes mentioned in the foregoing sentence.") is hereby deleted. The Parties acknowledge and agree that, as a result of the aforementioned deletion, the side letter to the Agreement dated February 3, 2015 ceases to apply. For clarity, all CMC Development- and/or Manufacturing-related documentation, data and information, remain subject to the confidentiality obligations under Section 10 of this Agreement.

9.	Plasmid DNA as Precursor for Licensed Vaccines. Section 6.4 of the Agreement is hereby replaced in its entirety as follows:

AMENDMENT NO. 2 TO EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT	CONFIDENTIAL

"The Parties agree that CureVac will source plasmid DNA needed as a precursor for the Manufacture of Licensed Vaccines for Phase III Clinical Trials and commercial supply from Lonza AG or an Affiliate of Lonza AG (Lonza AG and its Affiliates "Lonza") as first supplier for plasmid DNA needed for Phase III Clinical Trials supply and as first or second supplier for plasmid DNA needed for commercial supply, under a manufacturing process to be developed by Lonza, or, if Lonza is not available for such sourcing, by another competent CMO. CureVac shall use Commercially Reasonable Efforts that appropriate supply agreements between Lonza or such other CMO and CureVac for the precursor for the Manufacture of the Licensed Vaccines will be in place (anticipated deadline for supply agreement for Phase III: [*****] anticipated deadline for commercial supply agreement: [*****] If CureVac exercises the Commercial Supply Waiver, BI shall have the right to request that BI will assume all of such CureVac’s rights and obligations (Vertragsübernahme) under the two supply agreements between CureVac and Lonza, and CureVac shall use Commercially Reasonable Efforts to procure Lonza’s consent thereto."

10.	Changes to Amendment No. 1. Sections 3, 10 and 11 of Amendment No. 1 are hereby deleted in their entireties.

11.	Full Force and Effect. The Parties confirm that the Agreement, as amended by this Amendment No. 2, is in full force and effect.

12.	Amendment Effective Date. This Amendment No. 2 shall enter into force on August 1, 2016.

Signature page follows.

AMENDMENT NO. 2 TO EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT	CONFIDENTIAL

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives. This Amendment No. 2 may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.

CUREVAC AG		BOEHRINGER INGELHEIM INTERNATIONAL GMBH
Date: 1.8.16		Date:

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By:	/s/ Dr. Florian von der Mülbe	By:	/s/ Jürgen Beck

Name: Dr. Florian von der Mülbe		Name: Jürgen Beck

Title: Chief Operating Officer		Title: Authorized Signatory

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By:	/s/ Dr. Mariola Fotin-Mleczek	By:	/s/ Dorothee Schwall-Rudolph

Name: Dr. Mariola Fotin-Mleczek		Name: Dorothee Schwall-Rudolph

Title: Chief Scientific Officer		Title: Authorized Signatory

AMENDMENT NO. 2 TO EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT	CONFIDENTIAL

Exhibit 4.2: CV9202 Development Plan

[*****]

AMENDMENT NO. 2 TO EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT	CONFIDENTIAL

Exhibit 6.2C: mRNA Manufacturing Information to Be Provided by CureVac

[*****]

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